EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2024 and 2023, September 30, 2024 and
and the Years Ended December 31, 2024 and 2023

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2024
Composite Materials	$233.8	$110.2	$31.3	$375.3
Engineered Products	44.5	53.1	0.9	98.5
Total	$278.3	$163.3	$32.2	$473.8
	59%	34%	7%	100%
Third Quarter 2024
Composite Materials	$250.3	$85.9	$31.4	$367.6
Engineered Products	45.6	42.3	1.0	88.9
Total	$295.9	$128.2	$32.4	$456.5
	65%	28%	7%	100%

Fourth Quarter 2023
Composite Materials	$227.8	$112.5	$36.7	$377.0
Engineered Products	39.7	39.8	1.0	80.5
Total	$267.5	$152.3	$37.7	$457.5
	59%	33%	8%	100%

Fiscal Year 2024
Composite Materials	$1,008.2	$386.8	$136.0	$1,531.0
Engineered Products	186.0	182.7	3.3	372.0
Total	$1,194.2	$569.5	$139.3	$1,903.0
	63%	30%	7%	100%

Fiscal Year 2023
Composite Materials	$912.6	$389.2	$172.4	$1,474.2
Engineered Products	155.6	155.6	3.6	314.8
Total	$1,068.2	$544.8	$176.0	$1,789.0
	60%	30%	10%	100%